UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2023 (May 3, 2023)

XPAC ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40686	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 West 46th Street, 30th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 664-0501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	XPAXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	XPAX	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	XPAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2022, XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”) entered into a Business Combination Agreement on April 25, 2022 (the “Business Combination Agreement”) with (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”); (ii) BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”); (iii) BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”); and (iv) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of Brazil (“SuperBac”) (the transactions contemplated thereby, the “Business Combination”). As contemplated by the Business Combination Agreement, on November 7, 2022, Newco BAC Holdings, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Newco”) became a party to the Business Combination Agreement by executing and delivering a joinder to the Business Combination Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on December 2, 2022, XPAC, PubCo, Merger Sub 1, Merger Sub 2, Newco and SuperBac (the “Parties”) entered into the First Amendment Agreement to the Business Combination Agreement, pursuant to which the Parties amended the Business Combination Agreement to extend the date by which either XPAC or SuperBac can terminate the Business Combination Agreement if the transactions contemplated thereby have not been consummated by such date (the “Outside Date”) to January 31, 2023 (and if such date is not a business day, then the next following business day).

As previously disclosed in the Current Report on Form 8-K filed with the SEC on February 9, 2023, the Parties entered into the Second Amendment Agreement to the Business Combination Agreement, pursuant to which the Parties amended the Business Combination Agreement to extend the Outside Date to February 28, 2023 (and if such date is not a business day, then the next following business day).

Termination of the Business Combination Agreement

On May 2, 2023, SuperBac informed XPAC that it had decided to terminate the Business Combination Agreement, which SuperBac is entitled to do pursuant to Section 10.1(i) of the Business Combination Agreement. SuperBac informed XPAC that it had based its decision to terminate the Business Combination Agreement on a number of factors including: (i) the prevailing unfavorable public market conditions and trends in the share price performance of companies that have completed de-SPAC transactions; (ii) a balancing of the benefits and drawbacks of becoming a publicly traded company under current circumstances, including heightened volatility and share price performance risks for companies operating businesses in challenging market conditions; and (iii) the fact that no PIPE investments had been entered into that would provide PubCo with proceeds from the issuance of ordinary shares, it being noted that the Modal PIPE Financing and the Yorkville PIPE Financing (each as defined in the Proxy Statement (as defined in the Business Combination Agreement)), if entered into and consummated, would have comprised the issuance of debt, warrants and convertible debentures raising gross proceeds at a level significantly lower than the Minimum Cash Condition (as defined in the Business Combination Agreement).

Effective as of May 3, 2023, the Parties mutually agreed to terminate the Business Combination Agreement pursuant to a Termination of the Business Combination Agreement dated May 3, 2023 by and between the Parties (the “Termination Agreement”). Pursuant to the Termination Agreement, among other provisions (i) XPAC acquits, releases and discharges each of the Company, PubCo, Merger Sub 1, Merger Sub 2 and Newco and its representatives from all XPAC Released Claims (as defined in the Termination Agreement); and (ii) each of the Company, PubCo, Merger Sub 1, Merger Sub 2 and Newco acquits, releases and discharges XPAC and its representatives from all Company Released Claims (as defined in the Termination Agreement), in each case with respect to the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the transactions contemplated by the Business Combination Agreement and the other Transaction Documents, in each case except for any claims, if any, based upon a breach of the Termination Agreement or a breach of the NDA (as defined in the Business Combination Agreement). Upon the termination of the Business Combination Agreement, each of the (i) Sponsor Support Agreement, (ii) Voting and Support Agreement, (iii) Lock-up Agreements, and (iv) Investment Agreement (each as defined in the Business Combination Agreement) were automatically terminated in accordance with their respective terms.

The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of such agreement which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by XPAC with the SEC on April 25, 2022 and which is incorporated herein by reference. The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of such agreement which is attached as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filing of XPAC under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

The amended and restated memorandum and articles of association of XPAC (as amended and restated and amended from time to time, the “Memorandum and Articles”) currently provide that XPAC has until August 3, 2023 (the “Original Termination Date”) to complete its initial business combination and, if XPAC does not complete an initial business combination by the Original Termination Date, XPAC will (i) cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, complete the redemption of all issued and outstanding Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”) issued in XPAC’s initial public offering (the “IPO”) (the “Public Shares”) originally offered together with redeemable warrants (“Public Warrants”) as units (the “Units”) in the IPO, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to XPAC (less taxes payable and up to $100,000 of interest to pay dissolution expenses and which interest shall be net of any taxes payable), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish the rights of the holders of Public Shares as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption and subject to the approval of XPAC’s then remaining shareholders and XPAC’s board of directors (the “XPAC Board”), liquidate and dissolve, subject in each case to XPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In connection with the termination of the Business Combination, on May 3, 2023, the XPAC Board held a video conference meeting that was also attended by XPAC’s management team. In that meeting, the XPAC Board: (i) resolved to approve the entry into of the Termination Agreement by XPAC; (ii) determined that it is very unlikely that XPAC would able to complete an initial business combination with a target other than SuperBac before the Original Termination Date; (iii) determined that it is in the best interests of XPAC and its shareholders to accelerate the Original Termination Date to a date to be determined in due course (the “Amended Termination Date”); and (iv) resolved that XPAC take all actions that are necessary and advisable in order to convene an extraordinary general meeting of XPAC’s shareholders (an “Extraordinary General Meeting”) in order to consider and vote upon, among other matters:

(a)	a governing documents proposal to amend the Memorandum and Articles to accelerate the date by which XPAC must cease all operations, except for the purpose of winding up, if it fails to complete a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving XPAC with one or more businesses or entities, which we refer to as our initial business combination, from the Original Termination Date to the Amended Termination Date; and

(b)	a trust amendment proposal to amend the Investment Management Trust Agreement, dated as of June 29, 2021 (the “Trust Agreement”), by and between XPAC and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (“Continental”), pursuant to an amendment to the Trust Agreement to accelerate the date on which Continental must commence liquidation of the Trust Account to the Amended Termination Date,

together, the “Accelerated Termination Shareholder Matters”.

If the Accelerated Termination Shareholder Matters are approved by XPAC’s shareholders in an Extraordinary General Meeting expected to be held in due course and are implemented, and because XPAC would not be able to complete an initial business combination by the Amended Termination Date, XPAC would (i) immediately after the Extraordinary General Meeting, cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible, complete the redemption of the Public Shares held by shareholders who elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the approval of the Accelerated Termination Shareholder Matters (the “Voluntary Redemption”); (iii) as promptly as reasonably possible but not more than ten business days thereafter, complete the redemption of all remaining issued and outstanding Public Shares not redeemed in the Voluntary Redemption, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (after taking into account the Voluntary Redemption), including interest earned on the funds held in the Trust Account and not previously released to XPAC (less taxes payable and up to $100,000 of interest to pay dissolution expenses and which interest shall be net of any taxes payable), divided by the number of the then-outstanding Public Shares (the “Post-Amendment Share Redemption”); and (iv) as promptly as reasonably possible following such redemption and subject to the approval of XPAC’s remaining shareholders after completion of the Post-Amendment Share Redemption and the XPAC Board, liquidate and dissolve, subject in each case to XPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In addition, if the Accelerated Termination Shareholder Matters are approved by XPAC’s shareholders in an Extraordinary General Meeting expected to be held in due course and are implemented, XPAC plans to voluntarily delist the Class A Ordinary Shares, Public Warrants and Units from the Nasdaq Capital Market (“Nasdaq”) as soon as practicable after completion of the redemption of all Public Shares, subject to the rules of Nasdaq and the Memorandum and Articles. As a result of the liquidation process, all Public Warrants and private placement warrants would expire worthless.

If the Accelerated Termination Shareholder Matters are not approved by XPAC’s shareholders in an Extraordinary General Meeting expected to be held in due course or are not implemented, and a business combination is not completed on or before the Original Termination Date, then as contemplated by and in accordance with the Memorandum and Articles, XPAC would (i) on the Original Termination Date, cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, complete the redemption of all issued and outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to XPAC (less taxes payable and up to $100,000 of interest to pay dissolution expenses and which interest shall be net of any taxes payable), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption and subject to the approval of XPAC’s remaining shareholders after such redemption and the XPAC Board, liquidate and dissolve, subject in each case to XPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

SuperBac and the private equity business of XP Inc. and its subsidiaries (“XP Private Equity”) currently intend to pursue a private investment into SuperBac in order to support SuperBac’s continued growth as a privately-held company. XPAC’s sponsor, XPAC Sponsor LLC (the “Sponsor”), is wholly-owned by XP Inc., and as such, XPAC and the Sponsor are affiliates of XP Private Equity. In addition, members of XPAC’s management team are also investment professionals within XP Private Equity and serve as investment managers for funds managed by XP Private Equity.

Additional Information and Where to Find It

The Accelerated Termination Shareholder Matters will be submitted to the shareholders of XPAC for their consideration. It is expected that XPAC will file a preliminary proxy statement with the SEC in due course and that a definitive proxy statement would be distributed to XPAC’s shareholders in connection with XPAC’s solicitation for proxies for the vote by XPAC’s shareholders in connection with the Accelerated Termination Shareholder Matters. In due course, XPAC expects to mail a definitive proxy statement and other relevant documents to its shareholders as of the record date to be established in due course for voting on the Accelerated Termination Shareholder Matters. XPAC’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ, ONCE AVAILABLE, THE PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS THERETO AND, ONCE AVAILABLE, THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH XPAC’S SOLICITATION OF PROXIES FOR ITS EXTRAORDINARY GENERAL MEETING TO BE HELD TO APPROVE, AMONG OTHER THINGS, THE ACCELERATED TERMINATION SHAREHOLDER MATTERS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT XPAC AND THE MATTERS REFERRED TO HEREIN. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Accelerated Termination Shareholder Matters and other documents filed with the SEC by XPAC, without charge, at the SEC’s website located at www.sec.gov or by written request sent to XPAC, 55 West 46th Street, 30th Floor, New York, NY 10036, United States.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

XPAC and certain of its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitations of proxies from XPAC’s shareholders in connection with the Accelerated Termination Shareholder Matters. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of XPAC’s shareholders in connection with the proposed business combination will be set forth in XPAC’s proxy statement when it is filed with the SEC. You can find more information about XPAC’s directors and executive officers and their respective interests in XPAC in XPAC’s final prospectus that forms a part of XPAC’s Registration Statement on Form S-1 (Reg No. 333-256097), filed with the SEC pursuant to Rule 424(b)(4) on August 2, 2021 (the “IPO Prospectus”), and each Annual Report on Form 10-K that XPAC files with the SEC from time to time. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement when it becomes available. Shareholders and other interested persons are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only. This communication shall not constitute a “solicitation” as defined in Section 14 of the Exchange Act. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote, proxy or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This communication refers to a potential private investment into SuperBac. No securities may be offered or sold in the United States except pursuant to a registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act.

Forward-Looking Statements

The information in this communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “predict”, “should”, “would”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding XPAC’s ability to complete an initial business combination, the Extraordinary General Meeting proposed to be held, whether or not the Accelerated Termination Shareholder Matters will be approved by XPAC’s shareholders, whether or not the Public Shares will be redeemed, whether or not XPAC will liquidate and dissolve, whether or not the Class A Ordinary Shares, Public Warrants and the Units will be delisted from Nasdaq, and the timing of, and expectations in relation to, any of the foregoing matters. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of XPAC’s management and are not predictions of actual events. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of XPAC.

These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in (i) the IPO Prospectus; (ii) XPAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022, as amended by an amendment filed with the SEC on September 9, 2022; (iii) XPAC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which was filed with the SEC on May 13, 2022; and (iv) XPAC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which was filed with the SEC on August 22, 2022, in each case, under the heading “Risk Factors,” and other documents that XPAC has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual events or results could differ materially from the events or results implied by these forward-looking statements. There may be additional risks that XPAC does not presently know or that XPAC does not currently believe are immaterial that could also cause actual events or results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XPAC’s plans or forecasts of future events and views as of the date of this communication. XPAC anticipates that subsequent events and developments may cause XPAC’s assessments to change. However, while XPAC may elect to update these forward-looking statements at some point in the future, except to the extent required by applicable law, XPAC specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing XPAC’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description of Exhibits
10.1	Termination of the Business Combination Agreement, dated as of May 3, 2023, by and among XPAC, PubCo, Merger Sub 1, Merger Sub 2, Newco and SuperBac.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 4, 2023

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Chu Chiu Kong
Chief Executive Officer and Chairman of the Board of Directors